Exhibit # 10.2
                      Memorandum of Understanding
           Between Pharmavet Inc. and Von Franken S.A.I.C.

Von Franken S.A.I.C. ("VF") agrees to appoint Pharmavet Inc. ("Pharmavet") as a representative of VF in the Middle East and Africa. Pharmavet agrees to assist VF in obtaining new customers for VF in the Middle East and Africa, working on a non-exclusive basis.

Upon VF's acceptance of a customer introduced by Pharmavet and VF's receipt of payment from the customer, VF agrees to pay Pharmavet a commission, the amount and rate to be agreed upon at the time VF accepts an order from Pharmavet's customer. VF also agrees to honor Pharmavet's introductory role and continue to pay Pharmavet the same commission on any repeat and future orders received from customers introduced to VF by Pharmavet. If prices change from such repeat customers, VF and Pharmavet will agree on the commission to be paid to Pharmavet by VF. VF will not deal directly with the buyer and will communicate with the buyer through Pharmavet.

VF agrees to pay Pharmavet its commission within 30 days after payment by L/C or another acceptable means is received by VF. VF will invoice the end buyer directly and received payment directly from the end buyer. VF will also ship product directly to the end buyer after registration of the product is approved by the host country of the buyer.

VF will provide Pharmavet with product information and list prices for its products. Pharmavet will set the price to be charged to customers introduced by Pharmavet with VF's approval of final price to be charged to the customer.

VF agrees to provide samples and documentation necessary to register VF's products in the host country of the buyer. VF will also provide Pharmavet with information about VF's products and list prices for its products. VF also agrees to provide Pharmavet with information about any product liability insurance VF has in place when the agreement is signed.

This memorandum of understanding between VF and Pharmavet shall remain in force for 2 years and can be renewed for an additional two years, if both parties agree in writing.

Dated: May 20, 2003

S/NORBERTO BENZAQUEN              S/ARTHUR SEIDENFELD
--------------------              -------------------
  Norberto Benzaquen                Arthur Seidenfeld
  Von Franken S.A.I.C.              Pharmavet Inc.